                                  EXHIBIT 4.4




                            YARDVILLE NATIONAL BANK

                         EMPLOYEE STOCK OWNERSHIP PLAN


                           EFFECTIVE  JANUARY 1, 1999

                            YARDVILLE NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                               TABLE OF CONTENTS


                                                                                                                 Page
                                                                                                                 ----
ARTICLE I
         DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
         -----------

         "Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          -------

         "ESOP Stock Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          ------------------

         "ESOP Cash Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          -----------------

         "Account Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          ---------------

         "Acquisition Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          ----------------

         "Administrator"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          -------------

         "Affiliated Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          ------------------

         "Alternate Payee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          ---------------

         "Benefits Committee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          ------------------

         "Board of Directors" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          ------------------

         "Break in Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          ----------------

         "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          ----

         "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          -------

         "Compensation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          ------------

         "Covered Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          ----------------

         "Credited Service" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          ----------------

         "Direct Rollover"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          ---------------

         "Distributee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          -----------

         "Effective Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          --------------

         "Election Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          ---------------

         "Eligible Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          -----------------

         "Eligible Retirement Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          ------------------------

         "Eligible Rollover Distribution" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          ------------------------------

         "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          --------

         "Entry Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          ----------

         "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          -----

         "ESOP Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          ----------

         "Financed Shares"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
          ---------------

         "Hour of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          ---------------

         "Limitation Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          ---------------

         "Loan Suspense Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          ---------------------

         "Normal Retirement Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          ----------------------

         "Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          -----------

         "Participating Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          ---------------------

         "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          ----

         "Plan Year"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          ---------

         "Qualified Domestic Relations Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          ----------------------------------

         "Qualified Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          ---------------------

         "Required Beginning Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          -----------------------

         "Spouse" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          ------

         "Total Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          ----------------

         "Trust"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          -----

         "Trust Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          ---------------

         "Trust Investment Committee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          --------------------------

         "Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          -------

         "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
          --------------

ARTICLE II

         PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

         2.1     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 -------------

         2.2     Participation Not Guarantee of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -----------------------------------------

         2.3     Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 -----------------------

         2.4     Participation After Reemployment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 --------------------------------

         2.5     Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ----

         2.6     Credit for Military Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 ---------------------------

ARTICLE III

         PLAN CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         ------------------

         3.1     Participating Company Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -----------------------------------

         3.2     Participant Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 -------------------------

         3.3     Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----

         3.4     Timing of Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 -----------------------

ARTICLE IV

         ALLOCATION OF PARTICIPATING COMPANY
         ------------------------------------
         CONTRIBUTIONS AND FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         -----------------------------

         4.1     Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ----------

         4.2     Maximum Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ------------------


ARTICLE V

         PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         ----------------------

         5.1     Separate Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------

         5.2     Investment of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 -------------------

         5.3     Valuation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ---------

         5.4     Adjustment of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 ----------------------

         5.5     Accounting for Allocations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------------------------

         5.6     Restricted Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 -----------------

         5.7     Participant Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ----------------------

         5.8     Registration of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 --------------------------

         5.9     Voting Of Employer Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 ------------------------

         5.10    Tender or Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 ------------------------

         5.11    Acquisition Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 -----------------

         5.12    Restrictions on Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 ---------------------------

         5.13    Dividends on ESOP Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 -----------------------

ARTICLE VI

         VESTING AND DISTRIBUTION OF ACCOUNT BALANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         --------------------------------------------

         6.1     Retirement or Total Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 ------------------------------

         6.2     Death  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 -----

         6.3     Termination of Employment other than as a Result of Death, Retirement or Total Disability. . . .  27
                 -----------------------------------------------------------------------------------------

         6.4     Forfeitures and Restoration of Forfeited Amounts upon Reemployment . . . . . . . . . . . . . . .  28
                 ------------------------------------------------------------------

         6.5     Mode of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 --------------------

         6.6     Pre-Retirement Diversification Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 -------------------------------------

         6.7     Timing of Benefit Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 -------------------------------

         6.8     Valuation for Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 --------------------------

         6.9     Direct Rollover  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 ---------------

ARTICLE VII

         DEATH BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         --------------

         7.1     Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 -----------

         7.2     Form of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 ---------------

ARTICLE VIII

         MANAGEMENT OF FUNDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         -------------------

         8.1     Designation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 ----------------------

         8.2     Exclusive Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 -----------------
         8.3     No Interest in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 --------------------
         8.4     Trust Investment Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 --------------------------

ARTICLE IX

         ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         --------------

         9.1     Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 -------------

         9.2     Benefits Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ------------------

         9.3     Ministerial Functions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ---------------------

         9.4     Duties and Powers of Benefits Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 ---------------------------------------

         9.5     Functioning of Benefits Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 ---------------------------------

         9.6     Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 --------

         9.7     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 ---------------

         9.8     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 --------

ARTICLE X

         AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         -------------------------

         10.1    Power of Amendment and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 ----------------------------------

         10.2    Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 ------

ARTICLE XI

         TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         --------------------

         11.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 -------

         11.2    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 -----------

         11.3    Minimum Contribution for Non-Key Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 ------------------------------------------

         11.4    Change in Vesting Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 --------------------------

         11.5    Social Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 ---------------

         11.6    Adjustment to Maximum Allocation Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 -------------------------------------------

ARTICLE XII

         RIGHTS OF ALTERNATE PAYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         --------------------------

         12.1     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                  -------

         12.2     Death Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                  --------------

ARTICLE XIII

         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         ------------------

         13.1    Source of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 ------------------

         13.2    Alienation of Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 ----------------------

         13.3    Facility of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 -------------------

         13.4    Interest and Dividends on Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 ---------------------------------------

         13.5    Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 --------------

SCHEDULE A

         PARTICIPATING COMPANIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
         -----------------------

SCHEDULE B

         TRUST INVESTMENT COMMITTEE CHARTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
         ----------------------------------

          WHEREAS, Yardville National Bank (the "Company") desires to adopt a written employee stock ownership plan to permit eligible employees of the Company and certain participating subsidiaries to share in the growth of the Company through stock ownership; and

          WHEREAS, the plan is intended (1) to comply with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended, (2) to comply with the applicable requirements of sections 401(a), 409 and 4975(e)(7) of the Internal Revenue Code of 1986, as amended, and (3) to be an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code; and

          WHEREAS, the plan is designed to invest primarily in "employer securities", as defined in section 409(l) of the Internal Revenue Code; and

          WHEREAS, the plan is also intended to accommodate purchases from shareholders of the Company that qualify for tax treatment under section 1042 of the Code, whether or not such purchases are in fact made;

          NOW, THEREFORE, effective January 1, 1999, the Yardville National Bank Employee Stock Ownership Plan, is established as hereinafter set forth:

                                   ARTICLE I

                                  DEFINITIONS

          Except where otherwise clearly indicated by context, the masculine pronoun shall include the feminine and the singular shall include the plural, and vice versa. Any term used in the Plan without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

          "Account" means the entries maintained in the records of the Trustees which represent the Participant's interest in the Trust. The term "Account" shall refer, as the context requires, to any or all of the following:

                 "ESOP Stock Account" -- the Account to which is credited ESOP Stock allocated to a Participant under the Plan attributable to Company contributions, as adjusted for distributions, earnings, losses and expenses attributable thereto, to the extent held in the form of ESOP Stock.

                 "ESOP Cash Account" -- the Account to which are credited Company contributions allocated to a Participant under the Plan, as adjusted for distributions, earnings, losses and expenses attributable thereto, to the extent held in any form other than ESOP Stock.

          "Account Balance" means, for each Participant, the aggregate credit standing to his Account.

          "Acquisition Loan" means a loan or other extension of credit used by the Trustee to finance the acquisition of ESOP Stock, as set forth in Section 5.11.

          "Administrator" means the Company.

          "Affiliated Company" means (a) any subsidiaries of the Company (or companies under common control with the Company) which are members of the same controlled group of corporations as the Company, as determined under section 414(b) of the Code; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Company is a member; and (c) any trades or businesses under common control with the Company, as determined under section 414(c) of the Code. "50% Affiliated Company" means an Affiliated Company described in (a) or (c) above, but applied as if the phrase "more than 50%" were substituted for the phrase "at least 80%" each time it appears in section 1563(a) of the Code.

          "Alternate Payee" means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order (within the meaning of section 414(p)(1)(B) of the Code) as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

          "Benefits Committee" means the person or persons appointed by the Board of Directors to supervise the administration of the Plan pursuant to
Article IX.

          "Board of Directors" means the board of directors of the Company.

          "Break in Service" means any Plan Year during which an Employee receives credit for not more than 500 Hours of Service. Notwithstanding the foregoing, if an Employee is absent from work by reason of pregnancy, childbirth, or adoption, or for purposes of the care of such Employee's child immediately after birth or adoption, such Employee shall be credited, solely for purposes of this Section, with the Hours of Service which otherwise would have been credited to such individual for such absence or, if such hours cannot be determined, at the rate of eight hours per normal workday, except that the total number of hours counted as Hours of Service for this purpose will not exceed 501. The hours described in this Section shall be treated as Hours of

Service for this purpose will not exceed 501. The hours described in this Section shall be treated as Hours of Service:

                 (a) only in the Plan Year in which the absence from work begins, if an Employee would be prevented from incurring a Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service under this Section; or

                 (b)      in any other case, in the immediately following Plan
Year.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means Yardville National Bank, and its successors.

          "Compensation"

                 (a) In General. Except as otherwise provided in this definition, the term 'Compensation' means an Employee's base pay for each calendar year ending with or within a Plan Year and which is includable in the Employee's gross income for federal income tax purposes. The term 'Compensation' shall include amounts deferred or contributed under a salary reduction agreement with a Participating Company and excludible from gross income for federal income tax purposes pursuant to section 125 or 402(g) of the Code. Except as otherwise provided above with respect to amounts excludible from gross income under section 402(g) of the Code, the term 'Compensation' shall not include contributions to this Plan or any other contributions by or on behalf of the Employee to any other plan of deferred compensation.

                 (b) Statutory Limit on Compensation. Except as otherwise provided in the Plan, only the first $160,000 of a Participant's Compensation (or such greater amount as may be allowable under section 401(a)(17), as determined by the Secretary of the Treasury) will be considered for any purpose of the Plan.

          "Covered Employee" means any Employee who is employed by a Participating Company other than:

                 (a) an Employee who is covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder; or

                 (b) an individual who is an Employee solely by reason of being a leased employee within the meaning of section 414(n) of the Code.

          "Credited Service" means that portion of an Employee's employment with the Company and all Affiliated Companies which is used to calculate the Employee's vesting status hereunder. An Employee shall earn one year of Credited Service for each Plan Year beginning on or after the Effective Date during which he is credited with 1000 Hours of Service.

          "Direct Rollover" means a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

          "Distributee" means a Participant or a Participant's surviving spouse or Alternate Payee.

          "Effective Date" means January 1, 1999.

          "Election Period" means, with respect to any Participant, the 90-day period immediately following the end of (1) the Plan Year in which such Participant becomes a Qualified Participant and (2) each of the five succeeding Plan Years.

          "Eligible Employee" means an Employee who has become an Eligible Employee as set forth in Article II, whether or not he is a Participant, and who has remained a Covered Employee at all times thereafter.

          "Eligible Retirement Plan" means:

                 (a) an individual retirement account described in section 408(a) of the Code;

                 (b) an individual retirement annuity described in section 408(b) of the Code;

                 (c) a qualified trust described in section 401(a) of the Code; and

                 (d) an annuity plan described in section 403(a) of the Code. Paragraphs (c) and (d) shall not apply if the distributee of an Eligible Rollover Distribution is the Participant's surviving spouse.

          "Eligible Rollover Distribution" means any distribution under the Plan to a Distributee, to the extent that such distribution is not required under section 401(a)(9) of the Code.

          "Employee" means any individual employed by the Company or any Affiliated Company, including officers, shareholders or directors who are employees. An individual who is not otherwise employed by the Company or an Affiliated Company shall be deemed to be an Employee by the Company if he is a leased employee with respect to the Company or an Affiliated Company within the meaning of section 414(n) of the Code.

          "Entry Date" means January 1st or July 1st.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESOP Stock" means the common stock of Yardville National Bancorp, par value $.01 per share, or such other security that meets the requirements of
Section 409(l) of the Code.

          "Financed Shares" means shares of ESOP Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

          "Hour of Service" means an hour for which:

                 (a) an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of employment duties;

                 (b) an Employee is entitled, either by award or agreement, to back pay from the Company or an Affiliated Company, irrespective of mitigation of damages;

                 (c) an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.

          There shall be excluded from the foregoing those periods during which payments are made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws. No more than 501 Hours of Service shall be credited under Subsection (c) on account of any single continuous period during which no duties are performed, except to the extent otherwise provided in this Plan. An Hour of Service shall not be credited where an Employee is being reimbursed solely for medical or medically related expenses.

          Hours of Service shall be credited in accordance with the rules set forth in U.S. Department of Labor Reg. Section 2530.200b-2(b) and (c).

          "Limitation Year" means the Plan Year.

          "Loan Suspense Account" means an account established to hold Financed Shares pending repayment of the Acquisition Loan used to purchase such Financed Shares.

          "Normal Retirement Date" means a Participant's 65th birthday.

          "Participant" means an individual for whom an Account is maintained under the Plan.

          "Participating Company" means the Company and each of the Affiliated Companies listed on Schedule A that, with the consent of the Board of Directors, adopts the Plan for the benefit of its Eligible Employees.

          "Plan" means the Yardville National Bank Employee Stock Ownership Plan as set forth in this plan document and the Trust Agreements, and, as it may be amended from time to time.

          "Plan Year" means the 12-consecutive-month period extending from January 1st and ending December 31st.

          "Qualified Domestic Relations Order" means a domestic relations order (within the meaning of section 414(p)(1)(B) of the Code) which creates or recognizes the existence of an Alternate Payee's rights to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and is determined by the Benefits Committee to satisfy the requirements of section 414(p) of the Code.

          "Qualified Participant" means a Participant who has attained age 55 and who has completed ten years of participation in the Plan.

          "Required Beginning Date" means the earlier of the dates determined under (a) or (b) where:

                 (a) is the later of (1) the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Date, or (2) the 60th day after the close of the

Plan Year in which the Participant terminates employment with the Company and all Affiliated Companies; and

                 (b) is April 1st of the calendar year following the later of (1) the calendar year in which the Participant reaches age 70 1/2, or (2) the calendar year in which the Participant terminates employment with the Company and all Affiliated Companies; provided, however, that clause (2) shall not apply with respect to a Participant who is a 5-percent owner (as defined in section 416(i)(1)(B)(i) of the Code) of the Company or any Affiliated Company.

          "Spouse" means the person to whom a Participant is married as of the date of reference.

          "Total Disability" means a physical or mental condition of such severity and probable prolonged duration as to entitle the Participant to disability retirement benefits under the Federal Social Security Act.

          "Trust" means the fund established for this Plan, administered under the Trust Agreement and out of which benefits payable under this Plan will be paid.

          "Trust Agreement" means any agreement and declaration of trust executed under this Plan.

          "Trust Investment Committee" means the person or persons appointed by the Board of Directors to exercise the responsibilities assigned to such Committee under the Plan and Trust Agreement. The operation of the Trust Investment Committee shall be governed by the Charter attached as Schedule B and incorporated herein by reference.

          "Trustee" means the corporate trustee(s) and/or any group of one or more individuals collectively appointed by the Board of Directors, to act as trustee, pursuant to the terms of the Plan and Trust Agreement.

          "Valuation Date" means the last day of each Plan Year and each interim date on which the Trust Investment Committee determines that a valuation of the Trust shall be made.

                                   ARTICLE II
                                 PARTICIPATION

          2.1    Participation.

                 2.1.1 Each Covered Employee as of the Effective Date who has reached the first anniversary of his employment with a Participating Company as of the Effective Date shall become an Eligible Employee as of the Effective Date. Each other Covered Employee shall become an Eligible Employee on the Entry Date next following nearest the first anniversary of his commencement of employment with the Company, provided he is a Covered Employee as of such Entry Date.

                 2.1.2 If an individual is not a Covered Employee as of the Entry Date or next following the first anniversary of his commencement of employment with the Company, he shall become an Eligible Employee as of the next following Entry Date on which he is a Covered Employee.

                 2.1.3 Except as otherwise provided in this Section 2.1.3, an Eligible Employee shall share in contributions and forfeitures under Section
4.1 for a Plan Year only if he receives Compensation, is credited with 1,000 or more Hours of Service for such Plan Year and is a Covered Employee on the last day of such Plan Year. An Eligible Employee who is not a Covered Employee on the last day of a Plan Year solely on account of layoff, leave of absence approved in writing in advance by the Participating Company, military leave to the extent that his right to rehire is protected by law, or transfer approved by the Company to any Affiliated Company that is not a Participating Company shall share in contributions and forfeitures under Section 4.1 for such Plan Year only if he receives Compensation and is credited with 1,000 or more Hours of Service for such Plan Year. Notwithstanding the foregoing, an Eligible Employee who is not a Covered Employee on the last day of a Plan Year solely on account of death, Total Disability or termination of employment on or after Normal Retirement Date during such Plan Year shall share in contributions and forfeitures under Section 4.1 without regard to whether he is credited with 1,000 or more Hours of Service for such Plan Year.

                 2.2 Participation Not Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Company or an Affiliated Company.

                 2.3 Beneficiary Designation. Upon becoming a Participant in the Plan, an Employee may designate, in the manner specified by the Benefits Committee and in accordance with Section 7.1, a beneficiary or beneficiaries to whom his Account Balance shall be paid in the event of his death. A Participant may change his beneficiary designation at any time by written notice to the Benefits Committee in a form approved by the Benefits Committee.

                 2.4      Participation After Reemployment.

                         2.4.1    An individual who is a Participant, who
terminates employment with the Company and all Affiliated Companies and is subsequently reemployed by a Participating Company as a Covered Employee shall again become an Eligible Employee as of his reemployment date, provided that such individual is so reemployed before incurring his fifth consecutive Break in Service.

                         2.4.2    An individual who is a Participant, who
terminates employment with the Company and all Affiliated Companies employment at a time when he has a nonforfeitable interest in his Account Balance and who is subsequently reemployed by a Participating Company as a Covered Employee shall again become an Eligible Employee as of his reemployment date, whether or not such individual is so reemployed before incurring his fifth consecutive Break in Service.

                         2.4.3    An individual who is a Participant, who
terminates employment with the Company and all Affiliated Companies at a time when he has no nonforfeitable interest in his Account Balance under the Plan and who subsequently becomes an Employee after incurring five consecutive Breaks in Service shall be treated as a new Employee for purposes of determining his eligibility to participate and of calculating Credited Service under the Plan.

                 2.5 Data. Each Employee shall furnish to the Benefits Committee such data as the Benefits Committee may consider necessary for the determination of the Employee's rights and benefits under the Plan and shall otherwise cooperate fully with the Benefits Committee in the administration of the Plan.

                 2.6 Credit for Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414 (u) of the Code.

                                  ARTICLE III
                               PLAN CONTRIBUTIONS

                 3.1 Participating Company Contributions. Subject to the conditions and limitations of the Plan, for each Plan Year the Company (or such other Participating Companies as the Board of Directors shall designate) shall contribute to the Trust cash equal to, or ESOP Stock having an aggregate fair market value equal to, such amount, if any, as the Board of Directors shall determine by resolution; provided, however, that the contribution for any Plan Year shall not exceed the lesser of the maximum amount deductible by the Company for Federal income tax purposes, or the maximum amount which may be credited that year in accordance with the contribution limitation provisions of
Section 4.2. To the extent provided in an Acquisition Loan between the Company and the Trust pursuant to which the Company lends to the Trust amounts attributable to the proceeds of a loan between the Company and an unrelated third-party lender and intended for the acquisition of ESOP Stock by the Trust, the Company's payment of principal and interest pursuant to such loan shall be treated as the contribution of cash to the Trust pursuant to this Section 3.1, and the repayment of such Acquisition Loan as described in Section 5.11.2.

                 3.2 Participant Contributions. No Participant shall be required or permitted to make any contributions to the Plan.

                 3.3      Trust.

                         3.3.1    The contributions deposited in the Trust in
accordance with this Article shall constitute a fund held for the benefit of Participants and their eligible beneficiaries under and in accordance with this Plan. No part of the principal or income of the Trust shall be used for, or diverted to, any purpose other than the exclusive benefit of such Participants and their eligible beneficiaries (including necessary administrative costs); provided that in the case of a contribution made (1) as a mistake of fact, (2) for which a tax deduction is disallowed, in whole or in part, by the Internal Revenue Service, or (3) which is conditioned upon the initial qualification of the Plan under section 401(a) of the Code, if the Plan is the subject of an adverse determination with respect to its initial qualification, the Participating Company that made such contribution shall be entitled to its refund.

                         3.3.2    Any refund of contributions described in
Section 3.3.1 must be made within one year (1) after payment of a contribution made as a mistake of fact, (2) after disallowance of the tax deduction, to the extent of such disallowance, or (3) of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, but only if the application for determination is made by the time prescribed by law for filing the Company's federal income tax return for the taxable year in which the Plan is adopted or such later date as may be permitted by applicable Treasury Regulation or other applicable administrative pronouncements, as the case may be.

                 3.4 Timing of Contributions. Participating Company contributions for any Plan Year under this Article shall be made no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the employer in which the Plan Year ends. All contributions hereunder are expressly conditioned upon their deductibility for federal income tax purposes.

                                   ARTICLE IV
                      ALLOCATION OF PARTICIPATING COMPANY
                         CONTRIBUTIONS AND FORFEITURES

                4.1 Allocation. Each Participating Company contribution, plus any forfeitures arising during the Plan Year and any amount held in suspense in accordance with Section 4.2.2, shall be allocated as of the last day of the Plan Year for which the contribution is made to the Account of each Eligible Employee who is entitled to share in such contribution under Section
2.1.3 in the proportion that his Compensation for that portion of the Plan Year during which he was an Eligible Employee bears to such Compensation of all such Eligible Employees for the Plan Year.

                4.2       Maximum Allocation.

                         4.2.1    Notwithstanding anything in this Article to
the contrary, in no event shall amounts allocated to a Participant's Account under this Plan and any other defined contribution plan maintained by the Company or a 50% Affiliated Company exceed the limitations set forth in section 415 of the Code, which are hereby incorporated by reference into the Plan.

                         4.2.2    If the amounts otherwise allocable to the
Account of a Participant under this Plan and any other defined contribution plan maintained by the Company or a 50% Affiliated Company would exceed the limitation set forth in section 415(c) of the Code as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's compensation or such other circumstances as permitted by law, the excess amount shall be held in a suspense account by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amount shall be allocated in the manner described in Section 4.1 before any contributions by the Company may be made for such Plan Year.
Amounts held in the suspense account shall share in investment gains and losses of the Trust.

                         4.2.3    If, in any Limitation Year beginning prior to
January 1, 2000, a Participant is a participant in one or more defined benefit plans sponsored by the Company or a 50% Affiliated Company, the annual additions to the Account of the Participant under the Plan shall be reduced only to the extent necessary to meet the combined plan limits of section 415(e) of the Code and only if the annual benefit under the defined benefit plan(s) is not reduced to the extent necessary to meet such limits.

                         4.2.4    Notwithstanding anything in this Plan to the
contrary, the maximum allocation provisions of this Section shall be construed in accordance with the requirements of section 415 of the Code and the regulations promulgated thereunder.

                                   ARTICLE V
                             PARTICIPANTS' ACCOUNTS

                5.1 Separate Accounting. Separate Accounts shall be maintained for each Participant. These Accounts shall represent the Participant's individual interest in the Trust.

                5.2 Investment of Trust. Except as otherwise provided in Sections 6.6 and 5.4.4, the assets of the Trust shall be primarily invested in ESOP Stock. The Trustee shall invest contributions that are not applied to the payment of principal and interest on any Acquisition Loan in ESOP Stock, except that subject to the direction of the Trust Investment Committee, the Trustee shall be authorized to invest a portion of such contributions received in other securities as a reserve for the payment of administrative expenses and cash distributions. The Trustee shall be specifically authorized to invest in interest-bearing deposit accounts or certificates of deposit of any affiliate of the Trustee. The Trustee shall also be authorized to invest contributions not applied to the payment of principal and interest on any Acquisition Loan and income received on Plan assets in other securities pending investment in ESOP Stock or pending distribution to Participants. In accordance with the directions of the Trust Investment Committee, shares of ESOP Stock may be purchased from any Company shareholder or from the Company or an Affiliated Company. All purchases of ESOP Stock by the Trustee shall be made only as directed by the Trust Investment Committee. The Trust Investment Committee may direct the Trustee to sell shares of ESOP Stock to any person (including the Company or an Affiliated Company). Except as otherwise provided in Section 6.6, the Trust Investment Committee may direct the Trustee to hold up to 100% of assets allocated to Participants' Accounts in ESOP Stock.

                5.3 Valuation. The value of the Trust shall be computed by the Trustee as of the close of business of each Valuation Date on the basis of the fair market value of the assets of the Trust. All valuations of ESOP Stock shall be made in accordance with section 401(a)(28)(C) of the Code, section 3(18) of ERISA, and applicable regulations issued under such sections.

                5.4 Adjustment of Accounts. As of each Valuation Date, the following adjustments shall be made to each Participant's Account, in the order described below.

                         5.4.1    The Account of each Participant shall be
charged with all distributions and payments made to him, or on his behalf, since the last preceding Valuation Date that have not been charged previously, including payments by the Trustee in accordance with Section 5.13 of cash dividends paid with respect to shares of ESOP Stock allocated to the Participant's ESOP Stock Accounts.

                         5.4.2    Any appreciation, depreciation, gains or
losses experienced by the Trust hall be allocated among and correspondingly credited to or charged against each Participant's ESOP Stock Accounts and ESOP Cash Accounts, respectively, in proportion to the balance in each of such Accounts as of such Valuation Date, after the application of Section 5.4.1.

                         5.4.3    Any cash dividends paid by the Company with
respect to Shares of ESOP Stock allocated to a Participant's ESOP Stock Account which are not applied to the repayment of any Acquisition Loan shall be credited to the ESOP Cash Account of such Participant.

                         5.4.4    If dividends paid on shares of ESOP Stock
that have not been allocated to Participants' ESOP Stock Accounts are applied to the repayment of any Acquisition Loan, then shares will be released from the Loan Suspense Account as described in Section

5.11.3 and allocated to each Eligible Employee's ESOP Stock Account as a Company contribution in accordance with Section 4.1.

                         5.4.5    If dividends paid on shares of ESOP Stock
that have been allocated to Participants' ESOP Stock Accounts (regardless of whether such shares were acquired with the proceeds of an Acquisition Loan) are applied to the repayment of any Acquisition Loan, the shares thereby released from the Loan Suspense Account shall be allocated directly to the ESOP Stock Account of each Participant for whose benefit the dividends would otherwise have been allocated. If the fair market value of the shares so allocated to each Participant's Account is less than the amount of the dividend that would otherwise have been allocated to such Account, then contributions and/or forfeitures will be allocated to such Participant's Account until the total allocation made pursuant to this Section 5.4.5 is equal to the amount of the dividend that would otherwise have been allocated to such Account. Any allocation of ESOP Stock made under this Section 5.4.5 shall be made for the Plan Year in which the dividend would otherwise have been allocated.

                         5.4.6    Contributions and forfeitures shall be
allocated to each Eligible Employee's Account in accordance with Section 4.1; provided, however, that to the extent that such contributions or forfeitures are applied to the repayment of any Acquisition Loan, then shares will be released from the Loan Suspense Account as described in Section 5.11.3 and allocated to each Eligible Employee's ESOP Stock Account as a Company contribution in accordance with Section 4.1.

                         5.4.7    Each Participant's ESOP Stock Account shall
be credited with the shares of ESOP Stock, if any, that have been purchased with amounts from his corresponding ESOP Cash Account since the last preceding Valuation Date, and such ESOP Cash Account shall be charged with the amount of cash, or the value of such other Plan assets, if any, used to purchase such shares of ESOP Stock.

                5.5 Accounting for Allocations. The Benefits Committee shall establish or provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts. From time to time, such procedures may be modified for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article.

                5.6 Restricted Assets. Financed Shares which are pledged as collateral for an Acquisition Loan as provided in Section 5.11 shall not be considered part of the Trust for purposes of determining the Trust's income and appreciation or depreciation for a valuation period. Such Financed Shares shall be considered part of the Trust for such purposes only after they are released from the Loan Suspense Account and allocated to Accounts under Section 5.11.

                5.7 Participant Statements. Each Participant will be entitled to an annual statement showing the additions to and subtractions from his or her account since the last Valuation Date and the fair market value of his Account as of the current Valuation Date.

                5.8 Registration of Securities. If the Trustee invests any part of the Trust, pursuant to the directions of the Trust Investment Committee, in ESOP Stock and the Trust Investment Committee thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 1933 or the registration or qualification of the securities under the Blue Sky laws or other laws of any state of states, the Company will take any and all such action as may be necessary or appropriate to effect such registration or qualification.

                5.9 Voting Of Employer Stock. The Trustee will vote shares of ESOP Stock in accordance with this Section 5.9.

                         5.9.1    If the Company has a registration-type class
of securities (as described in section 409(e)(4) of the Code), each Participant (or beneficiary of a deceased Participant) to whose account shares of ESOP Stock have been allocated will, as a named fiduciary (within the meaning of section 403(a)(2) of ERISA), have the right to direct the Trustee as to the voting of such ESOP Stock.

                         5.9.2    If the Company does not have a
registration-type class of securities (as described in section 409(e)(4) of the Code), the following voting procedure will apply:

                                 5.9.2.1   Each Participant (or beneficiary of
a deceased Participant) to whose account shares of ESOP Stock have been allocated will, as a named fiduciary (within the meaning of section 403(a)(2) of ERISA), have the right to direct the Trustee as to the voting of such ESOP Stock with respect to any of the following corporate matters involving the Company or any Affiliated Company: (i) mergers or consolidations; (ii) recapitalizations; (iii) reclassifications; (iv) liquidations; (v) dissolutions; (vi) sales of substantially all assets of a trade or business; or
(vii) such similar transactions as may be prescribed in Treasury Regulations.

                                 5.9.2.2   The Trust Investment Committee will,
as a named fiduciary (within the meaning of section 403(a)(2) of ERISA), direct the Trustee as to the voting of all shares of ESOP Stock with respect to corporate matters not described in Section 5.9.2.1.

                         5.9.3    Shares of ESOP Stock that have not been
allocated and shares of ESOP Stock that have been allocated but for which no direction is received pursuant to Sections 5.9.1 or 5.9.2.1 will be voted by the Trustee in identical proportion to the votes of shares of ESOP Stock for which direction has been received pursuant to Sections 5.9.1 or 5.9.2.1

                         5.9.4    The Company shall furnish such proxy
materials to the Trustee as are necessary to effectuate the voting procedures described in this Section.

                5.10 Tender or Exchange Offer. ESOP Stock that becomes the subject of a tender or exchange offer will be tendered or exchanged by the Trustee in accordance with this Section 5.10.

                         5.10.1   Each Participant (or beneficiary of a
deceased Participant) to whose account shares of ESOP Stock have been allocated will, as a named fiduciary (within the meaning of section 403(a)(2) of ERISA), have the right to direct the Trustee as to the tender or exchange of such ESOP Stock.

                         5.10.2   Shares of ESOP Stock that have not been
allocated and shares of ESOP Stock that have been allocated but for which no direction has been received pursuant to Sections 5.10.1 will be tendered or exchanged by the Trustee in identical proportion to the shares of ESOP Stock for which direction has been received pursuant to Sections 5.10.1.

                5.11 Acquisition Loans. The Trust Investment Committee may, from time to time, direct the Trustee to incur one or more Acquisition Loans to finance the acquisition of ESOP Stock for the Trust or to repay a prior Acquisition Loan, subject to the following provisions.

                         5.11.1   An Acquisition Loan shall be for a specific
term, shall bear a reasonable rate of interest, and shall not be payable on demand. An Acquisition Loan may be secured by pledge of Financed Shares acquired with the proceeds of such Acquisition Loan, or with the proceeds of a prior Acquisition Loan which is being refinanced and repaid with the proceeds of such current Acquisition Loan. No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Plan or

Trust assets. If the lender is a party in interest under ERISA, the Acquisition Loan must provide for a transfer of Trust assets upon default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

                         5.11.2   Payments of principal and/or interest on any
Acquisition Loan shall be made by the Trustee only from Company contributions paid in cash to enable the Trustee to repay such loan or from earnings attributable to such contributions. In addition, the Trust Investment Committee may direct the Trustee to apply any cash dividends received by the Trustee on shares of ESOP Stock (whether or not allocated to Participants' Accounts) to pay principal and interest on an Acquisition Loan; provided, however, that dividends paid on such shares may be used to repay only an Acquisition Loan the proceeds of which were used to acquire such shares for the Trust. In the event that the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Trust Investment Committee may direct the Trustee to sell any Financed Shares that have not been allocated to Participants' Accounts or to obtain an Acquisition Loan in an amount sufficient to make such payments.

                         5.11.3   Any pledge of Financed Shares must provide
for the release of shares so pledged as payments are made on the Acquisition Loan by the Trustee. Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to Participants' ESOP Stock Accounts as payments are made on the Acquisition Loan by the Trustee.
The number of shares so released shall bear the same relationship to the number of Financed Shares held immediately before release for any Plan Year as the amount of principal and interest paid for such year bears to the total amount of principal and interest to be paid for such year and all following years.

                5.12      Restrictions on Allocations.

                         5.12.1   Notwithstanding any other provision in this
Plan, if shares of ESOP Stock are sold to the Plan by a Company shareholder in a transaction for which such shareholder elects nonrecognition treatment pursuant to section 1042 of the Code, no assets attributable to such Stock may be allocated, during the nonallocation period, to the Account of any of the following:

                                 5.12.1.1          the selling shareholder;

                                 5.12.1.2          any person who is related to
that shareholder (within the meaning of section 267(b) of the Code), but excluding lineal descendants of such shareholder as long as no more than five percent of the aggregate amount of all ESOP Stock sold by such shareholder in a transaction to which Code section 1042 applies is allocated to such lineal descendants; or

                                 5.12.1.3          any other person who owns
(after application of section 318(a) of the Code), more than 25 percent in value of outstanding securities of the Company at any time during the 1-year period ending on the date of sale of such ESOP Stock.

                 Further, no allocation of contributions may be made to the Accounts of persons described in Sections 5.12.1.1 through 5.12.1.3 unless additional allocations are made to other Participants, in accordance with the provisions of sections 401(a) and 410 of the Code. The nonallocation period is the period beginning on the date of sale and ending ten years thereafter, or if later, on the date of the allocation attributable to the final payment on the Acquisition Loan incurred with respect to the sale.

                5.13 Dividends on ESOP Stock. Any cash dividends paid with respect to shares of ESOP Stock allocated to Participants' ESOP Stock Accounts which are not applied to the repayment of any Acquisition Loan may, as determined by the Company, be (1) paid by the Company directly in cash to the Participants for whose benefit such ESOP Stock is held under the Plan, (2) paid to the Trustee and distributed by the Trustee to the Participant no later than 90 days after the end of the Plan Year in which paid to the Trustee or (3) paid to the Trustee and invested in accordance with Section 5.2.

                                   ARTICLE VI
                  VESTING AND DISTRIBUTION OF ACCOUNT BALANCES

                 6.1 Retirement or Total Disability. Any Participant whose employment with the Company and all Affiliated Companies terminates (1) on or after his Normal Retirement Date or (2) at any time because of Total Disability shall be deemed to have retired under the Plan and shall be entitled to receive his entire Account Balance as provided in Sections 6.5 and 6.7.

                 6.2 Death. If a Participant's employment with the Company and all Affiliated Companies terminates as a result of his death, his beneficiary shall be entitled to receive his entire Account Balance as provided in Sections 6.5 and 6.7. If distributions have begun before the date of the Participant's death, distributions shall continue to be made to the Participant's beneficiary on the same basis as in effect before the Participant's death.

                 6.3 Termination of Employment other than as a Result of Death, Retirement or Total Disability. Any Participant whose employment with the Company and all Affiliated Companies terminates for any reason other than under Sections 6.1 and 6.2 shall be entitled to receive his nonforfeitable interest in his Account Balance as provided in Section 6.5. Except as otherwise provided in Section 11.4, a Participant shall have a 100 percent nonforfeitable interest in his Account Balance after he has been credited with five years of Credited Service, prior to which his account shall not be vested.

                 6.4 Forfeitures and Restoration of Forfeited Amounts upon Reemployment.

                         6.4.1    If a Participant who has terminated
employment does not thereafter complete an Hour of Service before the end of the Plan Year in which occurs the earlier of:

                                 6.4.1.1   the date on which he receives a
distribution of the nonforfeitable portion of his Account; or

                                 6.4.1.2   the date on which he incurs his
fifth consecutive Break in Service, his Account shall be closed, and any forfeitable portion of his Account shall be forfeited. For purposes of this
Section 6.4.1, a Participant who has a termination of employment at a time when his nonforfeitable interest in the Plan is zero shall be deemed to have received a distribution of his entire Account on the date of such termination of employment.

                         6.4.2    If a Participant who has received (or who was
deemed to have received) a distribution described in Section 6.4.1.1, whereby any part of his Account has been forfeited, becomes an Employee again prior to incurring five consecutive Breaks in Service, the amount so forfeited shall be restored to his new Account. Unallocated contributions or forfeitures will be used to fund the restoration of Accounts pursuant to this Section 6.4.2; provided, however, that if such unallocated contributions and forfeitures are insufficient for this purpose, additional Participating Company contributions will be made to fund such restorations. If forfeitures for a Plan Year exceed the amount necessary for the restoration of accounts pursuant to this Section 6.4.2, such excess shall be allocated as an additional Participating Company contribution in accordance with Section 4.1.

                 6.5      Mode of Distribution.

                         6.5.1    Except as otherwise provided in this Article
VI, the nonforfeitable portion of a Participant's Account, valued in accordance with Section 6.8, shall be paid to him or applied for his benefit in substantially equal periodic installments over a period of five years, plus one additional year (but not more than five additional years) for each $100,000 (or such higher amount as may be applicable under Section 409(o) of the Code), or portion thereof by which such Account Balance exceeds $500,000 (or such higher amount as may be applicable under Section 409(o) of the Code). The undistributed portion of the Employee's Account shall continue to be invested as provided in the Plan.

                         6.5.2    Notwithstanding Section 6.5.1, if a
Participant's nonforfeitable interest in his Account Balance has never exceeded $5,000, his Account shall be distributed in a single sum payment.

                         6.5.3    The distribution of a Participant's
nonforfeitable interest in his ESOP Cash Account shall be made in cash. The distribution of a Participant's nonforfeitable interest in his ESOP Stock Account shall be made in whole shares of ESOP Stock and in cash equal to the value of any fractional share. Notwithstanding the foregoing, if shares of ESOP Stock are not traded on an established market, a Participant (or beneficiary, if applicable) shall have the right to receive a cash distribution in lieu of shares of ESOP Stock.

                         6.5.4    If the distribution is made in shares of ESOP
Stock and such shares are not traded on an established market, the former Participant (or his beneficiary, if applicable) will have the right to sell such shares to the Company at a price equal to their fair market value as of the last Valuation Date preceding the exercise of such right, as determined by an independent appraiser in accordance with section 401(a)(28) of the Code. Such right, known as a "put option," may be exercised at any time during the two option periods described below. The first put option period shall be a period of 60 days commencing on the date the ESOP Stock is distributed to the Participant or beneficiary. If the put option is not exercised within that period, it will temporarily lapse. Upon the close of the Plan Year in which such temporary lapse of the put option occurs, the Trustee shall establish the value of the ESOP Stock, as determined by an independent appraiser, and shall notify each Participant (or beneficiary) who did not exercise the put option during the first option period of the revised value of the ESOP Stock. The second period during which the put option may be exercised shall commence on the date such notice of revaluation is given and shall permanently terminate 60 days thereafter.

                         6.5.5    Financed Shares distributed to a Participant
(or his beneficiary) shall be subject to a right of first refusal as provided in this Section 6.5.5, if such Financed Shares are not publicly traded at the time the right of first refusal may be exercised. Financed Shares distributed to a Participant (or his beneficiary) shall not be transferable to any person other than the Plan or the Company unless (i) the Participant or beneficiary receives a good faith written offer for the purchase of such Financed Shares from a person other than the Plan or the Company; (ii) the Participant or beneficiary provides written notice to the Trust Investment Committee of the receipt of such offer in a form reasonably acceptable to the Trust Investment Committee; (iii) such written notice includes a copy of such offer and a description of the terms and conditions of such offer; and (iv) the Plan fails to purchase such Financed Shares before the close of the 14th day following the Trust Investment Committee's receipt of such written notice. In exercising its right of first refusal under this Section 6.5.5, the Plan may not purchase Financed Shares for an amount less than the greater of (A) the purchase price and other terms offered by the offeror for such Financed Shares or (B) the value of such Financed Shares as determined pursuant to Treasury Regulation Section 54.4975-11(d)(5). The Trust Investment Committee shall immediately notify the Board of Directors of its receipt of a written notice from a Participant or beneficiary of any offer to purchase Financed Shares that are subject to the right of first refusal hereunder, and of its intentions regarding the exercise of such right of first refusal. If the Trust Investment Committee notifies the Board of Directors on behalf of the Plan that the Plan shall decline to exercise such right, the Company shall have the right to exercise such right to the same extent as the Plan, provided that such right must be exercised before the close of the 14th day following the Trust Investment Committee's receipt of the Participant's or beneficiary's notice of such offer. Such notice shall be deemed received on the date actually received by the Trust Investment Committee.

                6.6 Pre-Retirement Diversification Rights. The Benefits Committee shall establish a procedure pursuant to which, during an Election Period, each Qualified Participant may direct the Trustee as to the investment of the value (determined as of the immediately preceding Valuation Date) of at least 25% of the number of shares of ESOP Stock credited to his Account. The amount with respect to which a Qualified Participant may direct the investment during any Election Period subsequent to the Qualified Participant's initial Election Period shall be determined by multiplying the number of shares of ESOP Stock credited to his Account by 25% (or, with respect to a Participant's final election, 50%), reduced by the aggregate number of shares subject to any prior elections by such Qualified Participant pursuant to this Section. The procedure established by the Benefits Committee may provide that the Qualified Participant may direct the investment of the amount determined pursuant to this Section by instructing the Trustee to:

                         6.6.1    distribute such amount to him within ninety
(90) days after the Election Period;

                         6.6.2    if the Benefits Committee selects three or
more investment options other than ESOP Stock for purposes of this Section, to invest such amount, within ninety (90) days after the Election Period, in one or more of such investment options; or

                         6.6.3    if the Company maintains another qualified
defined contribution plan that permits participant direction of investments, to transfer such amount, within ninety (90) days after the Election Period, to such other plan.

The procedure established by the Benefits Committee, and the effectuation of a Qualified Participant's elections made pursuant to such procedure, shall comply with section 401(a)(28) of the Code.

                 6.7      Timing of Benefit Distributions.

                         6.7.1    Special Distribution Rules.  The following
special distribution rules shall supersede the general distribution rules of Sections 6.7.2 through 6.7.3:

                                 6.7.1.1   Required Beginning Date.
Notwithstanding any other provision of the Plan, benefits to a Participant (or to a Participant's beneficiary following the Participant's death before benefits have begun to be paid), shall begin to be paid not later than the Required Beginning Date.

                                 6.7.1.2   Small Dollar Cash-Outs.  If the
value of the nonforfeitable Account Balance of a Participant who separates from service to the Company and all Affiliated Companies has never exceeded $5,000, his Account Balance shall be distributed in a single sum as soon as administratively practicable following the Participant's separation from service.

                                 6.7.1.3   Financed Shares.  Except for
distributions subject to Sections 6.7.1.1 and 6.7.1.2 and notwithstanding any other Plan provision, to the extent a Participant's Account Balance holds Financed Shares, distributions shall not begin before the Acquisition Loan with respect to such Financed Shares has been repaid in full.

                                 6.7.1.4   Required Consent to Distribution.
Except for distributions (i) subject to Section 6.7.1.2, (ii) payable following a Participant's death or (iii) payable following a Participant's Normal Retirement Date, no distribution will be made without the Participant's consent. Moreover, for such consent to be valid, it must be given not more than 90 days before the date as of which distributions begin. If a Participant does not consent to a distribution of his nonforfeitable interest in his Account Balance at the time that it first becomes distributable, such nonforfeitable interest shall continue to be held in the Plan until the earlier of: (i) the close of the Plan Year in which the Participant reaches Normal Retirement Date or dies, or (ii) as soon as practicable following such time as the Participant submits a written request for such distribution to the Benefits Committee.

                         6.7.2    Normal Retirement, Total Disability or Death.

                                 6.7.2.1   Normal Retirement or Total
Disability. Except as otherwise provided in Section 6.7.1, distributions with respect to a Participant who separates from service to the Company and all Affiliated Companies on or after his Normal Retirement Date or on account of a Total Disability shall begin as soon as administratively practicable following such separation from service, but not later than the close of the Plan Year following the Plan Year during which such separation from service occurs.

                                 6.7.2.2   Death.  If a Participant separates
from service to the Company and all Affiliated Companies because of death, but the commencement of the distribution is delayed beyond the close of the Plan Year following the Plan Year during which such separation from service occurs because of the application of Section 6.7.1.3 (regarding the effect of the existence of an Acquisition Loan on the timing of distributions), then, notwithstanding any other provision of this Article VI to the contrary:

                          (i)     if (and to the extent that) the Participant's
beneficiary is a person or entity that is not the Participant's surviving spouse, distribution with respect to such Participant shall be made in a single sum as soon as practicable following the repayment of the Acquisition Loan in full, or, if earlier, by the last day of the calendar year which contains the fifth anniversary of the Participant's date of death; and

                          (ii)    if (and to the extent that) the Participant's
beneficiary is the Participant's spouse, distribution with respect to such Participant shall be paid in the form described in Section 6.5.1, and shall begin to be paid as soon as practicable following the repayment of the Acquisition Loan, or, if earlier, the date the Participant would have attained age 70 1/2.
                         6.7.3    Other Separation From Service.  Except as
otherwise provided in Section 6.7.1, distributions with respect to a Participant who separates from service to the Company and all Affiliated Companies before his Normal Retirement Date, or as a result of his Total Disability or death, shall begin as soon as administratively practicable following the fifth anniversary of such separation from service, but not later than the close of the sixth Plan Year beginning after such separation from service, provided that distributions shall not begin under this Section 6.7.3 if the Participant is reemployed by the Company or an Affiliated Company before the close of the sixth Plan Year beginning after the Participant's separation from service.

                 6.8 Valuation for Distribution. For the purposes of paying the amounts to be distributed to a Participant or his beneficiaries under the provisions of this Article, the value of a Participant's Account shall be determined in accordance with Article V as of the Valuation Date immediately preceding the date of payment and shall be adjusted for any contributions or forfeitures which have been allocated to the Participant's Account since that Valuation Date.

                 6.9 Direct Rollover. Notwithstanding any provision of the Plan, a Distributee may elect, at the time and in the manner prescribed by the Benefits Committee, to have any portion of an Eligible Rollover Distribution paid directly to the Eligible Retirement Plan specified by that Distributee as a Direct Rollover.

                                  ARTICLE VII
                                 DEATH BENEFITS

                 7.1 Beneficiary. Following the death of a married Participant, his entire Account Balance shall be paid to his surviving spouse unless the Participant has designated a different beneficiary in the manner prescribed by the Benefits Committee pursuant to Section 2.3, and (i) the Participant's Spouse has consented to that designation in writing, in an instrument that acknowledges the effect of the designation and that is witnessed by a representative of the Benefits Committee or by a notary public, or (ii) the Benefits Committee concludes that such consent cannot be obtained because the Participant has no Spouse or because the Spouse cannot be located or because such consent is not required under such circumstances as are prescribed by governmental regulations. If the Participant is not married on the date of his death, his beneficiary shall be the person or persons designated by him pursuant to Section 2.3. Any portion of the Participant's Account Balances which is undisposed of due to the failure to designate a beneficiary or to the failure of the designated beneficiary or Spouse to survive the Participant shall be paid to the Participant's estate.

                7.2 Form of Payment. Death benefits shall be payable in the form described in Section 6.5.

                                  ARTICLE VIII
                              MANAGEMENT OF FUNDS

                8.1 Designation of Trustee. The Trust Investment Committee shall name and designate a Trustee and shall enter into a Trust Agreement with such Trustee on behalf of the Participating Companies. The Trust Investment Committee shall have the power to amend the Trust Agreement, remove any Trustee, and designate a successor Trustee, as provided in the Trust Agreement. All of the assets of the Plan shall be held by the Trustee for use in accordance with this Plan in providing for the benefits hereunder.

                8.2 Exclusive Benefit. Prior to the satisfaction of all liabilities under the Plan in the event of termination of the Plan, no part of the corpus or income of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries except as expressly provided in this Plan and in the Trust Agreement.

                8.3 No Interest in Trust. No person shall have any interest in or right to any part of the assets or income of the Trust, except to the extent expressly provided in this Plan and in the Trust Agreement.

                8.4 Trust Investment Committee. The Trust Investment Committee shall be the named fiduciary with respect to management and control of Plan assets held by the Trustee and shall have exclusive and sole responsibility for investment thereof in accordance with the Trust Agreement and the provisions of the Plan. The Trustee shall have the exclusive and sole responsibility for the custody of Plan assets held by it in accordance with the Trust Agreement and the provisions of the Plan, for following the directions of the Trust Investment Committee and of Participants as required by the Plan and Trust Agreement, and for selecting short-term investment funds for the investment of cash balances held by the Trust.

                                   ARTICLE IX
                                 ADMINISTRATION

                9.1 Administrator. The Company shall control and manage the operation of the Plan and shall be the Plan Administrator.

                9.2 Benefits Committee. The Company shall delegate its discretionary authority and control with respect to Plan administration to the Benefits Committee, which Benefits Committee shall consist of not less than three persons who will serve at the pleasure of the Board of Directors. The Benefits Committee members may be, but need not be, employees of the Company or members of the Trust Investment Committee. They shall be entitled to reimbursement of expenses but to no compensation for their service on the Benefits Committee. Any reimbursement of expenses of the Benefits Committee shall be paid directly by the Company.

                9.3 Ministerial Functions. The Benefits Committee shall delegate its ministerial duties or functions to such person or persons as the Benefits Committee shall select. Such person or persons shall be responsible for the general administration of the Plan under the policy guidance of the Benefits Committee. Such person or persons may be employees of the Company and shall be compensated for services and expenses by the Company according to its normal employment policies, without special or additional compensation for service hereunder.

                9.4 Duties and Powers of Benefits Committee. In addition to the duties and powers described elsewhere hereunder, the Benefits Committee shall have the following specific duties and powers:

                         9.4.1    to enact uniform and non-discriminatory
rules, regulations, and procedures necessary or desirable to carry out the provisions of the Plan;

                         9.4.2    to interpret the provisions of the Plan and
to resolve questions or disputes relating to or arising under the Plan;

                         9.4.3    to establish reasonable procedures to
determine the qualified status of domestic relations orders which relate to the Plan, as provided in section 414(p) of the Code; and

                         9.4.4    to retain such consultants, accountants, and
attorneys as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan, and to assist the Benefits Committee in complying with all applicable rules and regulations affecting the Plan. Any consultants, accountants, or attorneys may be the same as those retained by the Company.

                9.5 Functioning of Benefits Committee. The Benefits Committee shall keep accurate records and minutes of meetings, interpretations, and decisions. The Benefits Committee shall act by majority vote of its members, and such action shall be evidenced by written documents.

                9.6       Disputes.

                         9.6.1    In the event that the Benefits Committee
denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Benefits Committee shall furnish notice of the denial to the claimant, setting forth (1) the specific reasons for the denial, (2) specific reference to the pertinent Plan provisions on which the denial is based, (3) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary, and (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. Such notice shall be forwarded to the claimant within 90 days of the Benefits Committee's receipt of the claim; provided, however, that in special circumstances the Benefits Committee may extend the response period for up to an additional 90 days, provided that the Benefits Committee notifies the claimant in writing of the extension and specifies the reason or reasons for the extension.

                         9.6.2    Within 60 days of receipt of a notice of
claim denial, a claimant or his duly authorized representative may petition the Benefits Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Benefits Committee. The Benefits Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that the Benefits Committee may extend the 60-day response period in special circumstances for up to an additional 60 days. Written notice of the extension shall be sent to the claimant prior to the commencement of the extension.

                9.7 Indemnification. Each member of the Benefits Committee, the Trust Investment Committee and any other person who is an Employee or director of the Company or an Affiliated Company, or any person serving as Trustee, shall be indemnified by the Company against expenses (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Benefits Committee member or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Benefits Committee member or other person may be entitled pursuant to the by-laws of the Company.

                 9.8 Expenses. The expenses incident to the operation of the Plan and the Trust shall be paid or reimbursed from the Trust, unless they are paid directly by the Company and the Company does not seek reimbursement for such payment.

                                   ARTICLE X
                           AMENDMENT AND TERMINATION

               10.1 Power of Amendment and Termination. It is the intention of the Company that this Plan will be permanent. However, the Company reserves the right to amend the Plan or terminate the Plan at any time by action of the Board of Directors or its delegate. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no such amendment or termination shall cause any part of the monies contributed hereunder to revert to the Company or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Except as otherwise permitted by law, no amendment shall have the effect of retroactively depriving Participants of benefits already accrued under the Plan. In the event of a termination, a partial termination, or a complete discontinuance of contributions, or in the event that the Company is dissolved, liquidated, or adjudicated a bankrupt, the interests of the affected Participants, their estates, and their beneficiaries shall be fully vested. Any amendment shall become effective as of the date designated by the Board of Directors.

               10.2 Merger. The Plan shall not be merged with or consolidated with, nor shall its assets be transferred to, any other qualified retirement plan unless each Participant would receive a benefit after such merger, consolidation, or transfer (assuming the surviving or transferee plan then terminated) which is of equal or greater actuarial value than the benefit he would have received if the Plan had been terminated on the day before such merger, consolidation, or transfer. The Plan shall not accept a transfer of any amounts which would cause the Plan to be a direct or indirect transferee of a plan to which the joint and survivor annuity and pre-retirement survivor annuity requirements of sections 401(a)(11) and 417 of the Code apply.

                                   ARTICLE XI
                              TOP-HEAVY PROVISIONS

                 11.1 General. The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan. It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

                 11.2 Definitions. The following definitions shall supplement those set forth in Article I of the Plan:

                        11.2.1    "Aggregation Group" shall mean:

                                11.2.1.1   each plan (including a frozen plan
or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company in which a Key Employee is a participant,

                                11.2.1.2   each other plan (including a frozen
plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) and 410 of the Code, and

                                11.2.1.3   each other plan (including a frozen
plan or a plan which has been terminated during the 60-month period ending on the Determination Date) of the Company or an Affiliated Company which is included by the Benefits Committee if the Aggregation Group, including such a plan, would continue to meet the requirements of sections 401(a)(4) and 410 of the Code.

                        11.2.2 "Determination Date" shall mean the last day of the preceding Plan Year.

                        11.2.3 "Key Employee" shall mean any Employee or former Employee who at any time during the 60-month period ending on the Determination Date is described below. Key Employee shall also include the beneficiaries of such persons. Notwithstanding the foregoing, the number of persons described in Section 11.2.3.2 for the entire 60-month period shall be limited to 10.

                                11.2.3.1   An officer of the Company or an
Affiliated Company having annual compensation, as defined in section 414(q) of the Code, from the Company and all Affiliated Companies for a Plan Year during such period greater than fifty percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year.

                                11.2.3.2   One of the 10 Employees with annual
compensation, as defined in section 414(q) of the Code, from the Company and all Affiliated Companies greater than the amount described in section 415(c)(1)(A) of the Code who own (or are considered as owning, within the meaning of section 318 of the Code) the largest interests in the Company or any Affiliated Company, provided that such interest exceeds one-half percent (0.5%) of the total share ownership of the Company or Affiliated Company.

                                11.2.3.3   A five-percent (5%) owner of the
Company or any Affiliated Company.

                                11.2.3.4   A one-percent (1%) owner of the
Company or any Affiliated Company who has annual compensation, as defined in section 414(q) of the Code, from the Company and all Affiliated Companies which, in the aggregate, is in excess of $150,000.

The above determinations will be made in accordance with section 416(i) of the Code. No more than 50 employees (or, if less, the greater of three employees or ten percent (10%) of the greatest number of employees, including leased employees within the meaning of section 414(n) of the Code, employed by the Company and all Affiliated Companies during the 60-month period ending on the Determination Date) shall be treated as officers, for which purpose employees described in section 414(q)(8) of the Code shall not be taken into account.

                        11.2.4 "Key Employee Ratio" shall mean the ratio for any Plan Year, calculated as of the Determination Date of such Plan Year, determined by comparing the amount described in Section 11.2.4.1 with the amount described in Section 11.2.4.2 after deducting from each such amount any portion thereof described in Section 11.2.4.3.

                                11.2.4.1   The sum of (i) the present value of
all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (ii) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (iii) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five Plan Years ending on the Determination Date, except benefits paid on account of death in excess of the accrued benefit or account balances immediately prior to death.

                                11.2.4.2   The sum of (i) the present value of
all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group, (ii) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group and (iii) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the period of five Plan Years ending on the Determination Date.

                                11.2.4.3   The sum of (i) all rollover
contributions (or fund to fund transfers) to the Plan by an Employee from a plan sponsored by an employer which is not the Company or an Affiliated Company, (ii) any amount that is included in Sections 11.2.4.1 and 11.2.4.2 for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year, and (iii) any amount that is included in Sections 11.2.4.1 and 11.2.4.2 for a person who had not performed any services for the Company during the five-year period ending on the Determination Date.

                                11.2.4.4   The present value of accrued
benefits under all qualified defined benefit plans included in the Aggregation Group shall be determined on the basis of the 1984 Unisex Mortality Table and an interest rate of seven percent (7%).

                        11.2.5 "Non-Key Employee" shall mean any person who is an Employee or a former Employee of the Company or an Affiliated Company in any Plan Year but who is not a Key Employee as to that Plan Year. Non-Key Employee shall also include the beneficiaries of such persons.

                        11.2.6 "Super Top-Heavy Plan" shall mean each plan in an Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio in the plan exceeds ninety percent (90%), determined in accordance with section 416 of the Code.

                        11.2.7 "Top-Heavy Plan" shall mean each plan in an Aggregation Group if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%), determined in accordance with section 416 of the Code.

                 11.3     Minimum Contribution for Non-Key Employees.

                        11.3.1 In each Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is a Non-Key Employee (except a Participant who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year) and who is actively employed by a Participating Company on the last day of such Plan Year will receive a total minimum allocation of Participating Company contributions (including forfeitures) under all plans described in Section 11.2.1.1 and 11.2.1.2 of not less than three percent (3%) of the Participant's annual compensation, as defined in Treas. Reg. Section 1.415-2(d). Salary reduction contributions to such plans made on behalf of a Participant shall not be deemed to be Participating Company contributions for the purpose of this Section 11.3.1.

                        11.3.2 The percentage set forth in Section 11.3.1 shall be reduced to the percentage at which contributions, including forfeitures, are made (or are required to be made) for a Plan Year for the Key Employee for whom such percentage is the highest for that Plan Year. This percentage shall be determined for each Key Employee by dividing the contribution for such Key Employee (including salary reduction contributions to such plans made on behalf of such Key Employee) by his compensation, as defined in Treas. Reg. Section 1.415-2(d), for the Plan Year. All defined contribution plans required to be included in an Aggregation Group shall be treated as one plan for the purpose of this Section; however, this Section shall not apply to any plan which is required to be included in an Aggregation Group if such plan enables a defined benefit plan in the group to meet the requirements of section 401(a)(4) or section 410 of the Code.

                        11.3.3    If a Non-Key Employee described in Section
11.3.1 participates in both a defined benefit plan and a defined contribution plan described in Section 11.2.1.1 and

11.2.1.2, the Company is not required to provide such Employee with both the minimum benefit under the defined benefit plan and the minimum contribution. In such event, the Non-Key Employee shall receive the minimum benefit provided under the defined benefit Top-Heavy Plan.

                 11.4 Change in Vesting Schedule. Each Participant who has an Hour of Service in any Plan Year beginning on or after the first day of the first Plan Year for which the Plan is a Top-Heavy Plan, shall have a 100 percent nonforfeitable interest in his Account after completing three years of Credited Service.

                 11.5 Social Security. The Plan, for each Plan Year in which it is a Top-Heavy Plan, must meet the requirements of this Article without regard to any Social Security or similar contributions or benefits.

                 11.6 Adjustment to Maximum Allocation Limitation. The following rules shall apply only with respect to Plan Years beginning before January 1, 2000:

                        11.6.1 For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of Directors does not make the election described in Section 11.6.2 and for which a similar election has not been made as to another plan in the Aggregation Group, the
1.25 factor in the defined benefit and defined contribution fractions described in sections 415(e)(2) and (e)(3) of the Code shall be reduced to 1.0. The adjustment described in this Section 11.6.1 shall not apply to any Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary contributions allocated to his accounts under any defined contribution plan.

                        11.6.2 If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation Group described in Section 11.2.1.1 and 11.2.1.2 also includes a defined benefit plan, the Board of Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions described in sections 415(e)(2) and (e)(3) of the Code. In the event of such an election, the minimum Company contribution described in Section 11.3.1 for each Non-Key Employee who is not covered under a defined benefit plan shall be increased to four percent (4%), and the minimum Company contribution described in Section
11.3.3 for each Non-Key Employee who is covered under a defined benefit plan shall be increased to seven and one-half percent (7-1/2%).

                                  ARTICLE XII
                           RIGHTS OF ALTERNATE PAYEES

                 12.1 General. Except as otherwise provided in this Article, an Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order. Notwithstanding the foregoing, an Alternate Payee shall have the right to appeal the denial of a claim for any benefits awarded to the Alternate Payee pursuant to a Qualified Domestic Relations Order, as provided in Section 9.6. Any interest of an Alternate Payee in the Account of a Participant, other than an interest payable solely upon the Participant's death pursuant to a Qualified Domestic Relations Order that provides that the Alternate Payee shall be treated as the Participant's surviving spouse, shall be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

                 12.2 Death Benefits. Unless a Qualified Domestic Relations Order provides otherwise, an Alternate Payee shall have the right to designate a beneficiary, in the same manner as provided in Section 7.1 with respect to a Participant (except that no spousal consent shall be required), who shall receive benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a beneficiary, or if the beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed at the time of the Alternate Payee's death shall be paid to the Alternate Payee's estate.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

               13.1 Source of Benefits. The provisions of the Plan shall not create any obligation or liability of the Company to pay any benefit under the Plan beyond the funds of the Plan available for such payment.

               13.2 Alienation of Benefits. Except with respect to qualified domestic relations orders pursuant to Code section 414(p), or an amount necessary to satisfy a Federal tax levy made pursuant to Code section 6331, payments from and benefits under the Plan are neither alienable nor assignable, and are not subject to attachment by creditors of or through legal processes against any Participant or his beneficiary.

               13.3 Facility of Payment. If the Administrator deems any person incapable of receiving benefits to which he is entitled by reason of minority, illness, infirmity, or other incapacity, it may direct that payment be made directly for the benefit of such person or to any person selected by the Plan Administrator to disburse it, whose receipt shall be a complete acquittance therefor. Such payments shall, to the extent thereof, discharge all liability of the Administrator, the Company and the party making the payment.

               13.4 Interest and Dividends on Distributions. The amount of the distribution shall be determined as of the date provided in Article VI, without adjustment for earnings, gains, or losses between such date and the date of actual payment.

               13.5 Applicable Law. Except as provided by federal law, the Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

                               SCHEDULE A TO THE
             YARDVILLE NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN

                            PARTICIPATING COMPANIES


                 The following companies have been designated by the Board of Directors of Yardville National Bank as Participating Companies in the Yardville National Bank Employee Stock Ownership Plan (the "Plan"), and have adopted the Plan for the benefit of their eligible employees, effective as of the Effective Date of the Plan:

1.  Yardville National Bank

                               SCHEDULE B TO THE
             YARDVILLE NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN

                       TRUST INVESTMENT COMMITTEE CHARTER


                 1. Background. Eligible employees of Yardville National Bank (the "Company") and certain of its affiliates participate in the Yardville National Bank Employee Stock Ownership Plan (the "Plan"). The Plan is subject to the special provisions of the Internal Revenue Code, as amended (the "Code") that apply to plans that are designed primarily to invest in employer securities, and to the fiduciary provisions of Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company's Board of Directors (the "Board") has created the Trust Investment Committee ("TIC") to perform certain investment functions, as enumerated below, with respect to the Plan.

                 2. Membership. The Board shall appoint the membership of TIC. Unless otherwise determined pursuant to a Board resolution, TIC shall consist of not less than three voting members, including a Chairman, who shall also be appointed by the Board. Members may, but need not be employees of the Company or an affiliate. Members who are employees of the Company or an affiliate shall not be separately compensated for their service to TIC. Other members shall be compensated by the Company as separately agreed to between the Company and such member. Members shall be reimbursed for reasonable out-of-pocket expenses in accordance with the Company's regular reimbursement policies. Members shall serve on TIC at the pleasure of the Board, and may be removed by the Board at any time, with or without cause. The Chairman, at his discretion, may invite one or more employees of the Company or an affiliate who are not voting members to attend meetings of TIC as non-voting members of TIC.

                 3.       Meetings.

                          3.1     Membership Meetings.  TIC shall hold regular
meetings of its membership, at least annually, to review the business of the committee and prepare regular reports for the Board. Special meetings shall be held as the Chairman may deem appropriate.

                          3.2     Reports to the Board.  The Chairman of TIC
shall prepare and deliver an annual written report to the Board, or such committee of the Board as the Board may designate. Such report shall summarize the business of TIC for the preceding year, evaluate the performance of the trustee of the trust established under the Plan and the Plan's independent valuation advisor for employer securities held by the Plan, and the anticipated short-, medium- and long-term cash needs of the Plan for debt amortization and repurchase of employer securities from eligible employees who separate from service with a nonforfeitable interest in their Plan Accounts. The Chairman of TIC shall make such additional reports and request additional Board or Board committee consideration at such time or times as the Chairman shall deem necessary or appropriate.

                          3.3     Valuation Advisors.  TIC or its members shall
conduct such meetings with current or prospective independent valuation advisors, and other consultants and advisors as it may deem appropriate.

                 4. Jurisdiction. TIC shall have the following responsibilities under the Plan and related trust:

                          4.1     The appointment, retention and termination of
an independent valuation advisor to provide valuation reports with respect to employer securities held by the trust;

                          4.2     The appointment, retention and termination of
the trustee;

                          4.3     To vote employer securities held by the
trust, except to the extent otherwise provided in the Plan and trust;

                          4.4     To decide whether to tender or exchange
employer securities held by the trust;

                          4.5     To direct the trustee of the trust to
purchase employer securities from the Company and shareholders, to determine the price at which such purchase shall be closed based on the advice of an independent valuation advisor, and, in connection with each such purchase, to approve the terms and conditions under which the trust will finance acquisitions of employer securities; and

                          4.6     To take all other actions and make all other
decisions assigned to it under the Plan and trust.

                 6. Amendment. The Board shall have the authority to amend this Charter.

                 Adopted this 27th day of January, 1999.


[Corporate Seal]                           YARDVILLE NATIONAL BANK


ATTEST:  /s/ Stephen F. Carman        By:  /s/ Patrick M. Ryan
         ---------------------             -------------------
                                           Patrick M. Ryan
                                           President and Chief Executive Officer





                                      -2-